UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2015

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	1-9533 (Commission File Number)	59-2459427 (I.R.S. Employer Identification No.)

9800 N.W. 41st Street Miami, FL (Address of principal executive offices)	33178 (Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 29, 2015, World Fuel Services Corporation (the “Company”) held its annual meeting of shareholders.  The matters voted upon and the results of the vote were as follows:

Proposal 1: Election of Directors

The shareholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the annual meeting in 2016 or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Kasbar	52,940,623	2,932,296	5,564,716
Ken Bakshi	54,691,272	1,181,647	5,564,716
Jorge L. Benitez	55,526,305	346,614	5,564,716
Richard A. Kassar	44,829,539	11,043,380	5,564,716
Myles Klein	55,230,913	642,006	5,564,716
John L. Manley	55,523,465	349,454	5,564,716
J. Thomas Presby	55,025,627	847,292	5,564,716
Stephen K. Roddenberry	54,898,983	973,936	5,564,716
Paul H. Stebbins	55,378,084	494,835	5,564,716

Proposal 2: Non-Binding, Advisory Vote on Executive Compensation

The shareholders approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,739,461	9,858,328	275,130	5,564,716

Proposal 3: Ratification of Appointment of Independent Registered Certified Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2015 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,964,556	297,232	175,847	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 4, 2015	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and Corporate Secretary